UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1005 S. CENTER STREET
 REDLANDS. CA 92373
(Address of principal executive offices)

909-708-3708
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

  Item 3.02  Unregistered Sales of Equity Securities

On November 9, 2010, Merrimen Investments, Inc. (“Merrimen”) exercised part of the option granted to it by Kensington Leasing, Ltd. (the “Company” or “we”) under the Option Purchase Agreement, dated April 9, 2010 (the “Option Purchase Agreement”), to purchase 2,500,000 shares of our common stock at $0.08 per share.  Under the Option Purchase Agreement, we sold to Merrimen for $200,000 an option to purchase up to 24,000,000 shares of our common stock at $0.08 per share.  The Option Purchase Agreement was described in greater detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010.

Zirk Engelbrecht, who is the sole officer, director and shareholder of Merrimen, may also be considered a related party to Angelique de Maison, Chief Executive Officer, Chairman of the Board of Directors and majority shareholder of Kensington, under the rules of the Securities Exchange Act of 1934, as amended.

We issued and sold the shares of common stock pursuant to the option in a transaction not involving a public offering, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSINGTON LEASING, LTD.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer
Date: December 2, 2010